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                                                                     Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-44884, 333-74612 and 333-98191) pertaining to the 1998 Stock
Incentive Plan, the 2000 Outside Director Stock Option Plan, the 2000 Employee Stock Purchase Plan and the 2001 Non-Officer, Non-Director Employee Stock Incentive Plan of The Medicines Company of our report dated February 10, 2004, with respect to the consolidated financial statements and schedule of The Medicines Company included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                              /s/ Ernst & Young LLP

MetroPark, New Jersey
March 5, 2004